Exhibit 99.2
EMDEON CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data, unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2006	2005	2006	2005
Revenue:
Services	$313,766	$282,729	$615,346	$549,307
Products	41,115	39,827	78,654	77,183

Total revenue	354,881	322,556	694,000	626,490

Cost of operations:
Services	177,039	161,840	354,202	316,016
Products	20,107	20,110	38,211	38,097

Total cost of operations	197,146	181,950	392,413	354,113

Development and engineering	15,283	14,457	30,197	29,097
Sales, marketing, general and administrative	90,008	83,533	178,840	165,670
Depreciation and amortization	19,381	17,541	38,309	34,045
Legal expense	275	4,283	817	8,443
Advisory expense	4,104	—	4,104	—
Loss (gain) on investments	—	(190)	—	3,642
Loss on redemption of convertible debt	—	1,902	—	1,902
Interest income	4,435	3,936	8,854	8,257
Interest expense	4,668	3,895	9,359	8,676

Income before income tax provision and minority interest	28,451	19,121	48,815	29,159
Income tax provision	5,434	2,955	9,996	3,144
Minority interest in WebMD Health Corp., net of tax	(164)	—	(793)	—

Net income	$23,181	$16,166	$39,612	$26,015

Net income per common share:
Basic	$0.08	$0.05	$0.14	$0.08

Diluted	$0.08	$0.05	$0.13	$0.08

Weighted-average shares outstanding used in computing net income per common share:
Basic	285,086	337,303	286,141	331,318

Diluted	296,722	349,624	296,107	342,656

EMDEON CORPORATION
CONSOLIDATED SEGMENT INFORMATION
(In thousands, except per share data, unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2006	2005	2006	2005
Revenue
Emdeon Business Services	$206,943	$191,514	$408,097	$377,247
Emdeon Practice Services	77,272	78,596	152,978	151,614
WebMD	56,612	40,465	106,663	74,040
Porex	22,659	20,397	43,246	40,253
Inter-segment eliminations	(8,605)	(8,416)	(16,984)	(16,664)

	$354,881	$322,556	$694,000	$626,490

Earnings before interest, taxes, non-cash and other items (“Adjusted EBITDA”)
Emdeon Business Services	$49,598	$40,420	$92,791	$78,673
Emdeon Practice Services	12,119	8,183	22,292	12,580
WebMD (a)	9,599	2,793	16,126	6,023
Porex	7,045	6,064	12,599	11,461
Corporate (a)	(11,628)	(11,742)	(22,902)	(23,747)

	$66,733	$45,718	$120,906	$84,990

Adjusted EBITDA per diluted common share (b)	$0.22	$0.13	$0.41	$0.25

Interest, taxes, non-cash and other items (c)
Depreciation and amortization	$(19,381)	$(17,541)	$(38,309)	$(34,045)
Non-cash stock-based compensation (d)	(13,100)	(716)	(25,562)	(2,367)
Non-cash advertising	(1,189)	(2,386)	(2,794)	(5,013)
Legal expense	(275)	(4,283)	(817)	(8,443)
Advisory expense	(4,104)	—	(4,104)	—
(Loss) gain on investments	—	190	—	(3,642)
Loss on redemption of convertible debt	—	(1,902)	—	(1,902)
Interest income	4,435	3,936	8,854	8,257
Interest expense	(4,668)	(3,895)	(9,359)	(8,676)
Income tax provision	(5,434)	(2,955)	(9,996)	(3,144)
Minority interest in WebMD Health Corp., net of tax	164	—	793	—

Net income	$23,181	$16,166	$39,612	$26,015

Net income per common share:
Basic	$0.08	$0.05	$0.14	$0.08

Diluted	$0.08	$0.05	$0.13	$0.08

Weighted-average shares outstanding used in computing net income per common share:
Basic	285,086	337,303	286,141	331,318

Diluted	296,722	349,624	296,107	342,656

(a)	Adjusted EBITDA during prior periods, for the Corporate and WebMD segments, has been reclassified to conform to the current period presentation.

(b)	Adjusted EBITDA per diluted common share is based on the weighted-average shares outstanding used in computing diluted net income per common share.

(c)	Reconciliation of Adjusted EBITDA to net income (see Annex A — Explanation of Non-GAAP Financial Measures).

(d)	Reflects the adoption of SFAS 123R effective January 1, 2006.

EMDEON CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	June 30,	December 31,
	2006	2005
	(Unaudited)
Assets
Cash and cash equivalents	$92,210	$159,510
Short-term investments	296,750	267,387
Accounts receivable, net	239,024	233,070
Inventory	14,486	14,251
Prepaid expenses and other current assets	36,079	34,615

Total current assets	678,549	708,833

Marketable equity securities	2,944	4,481
Property and equipment, net	126,376	116,032
Goodwill	1,110,521	1,075,549
Intangible assets, net	238,213	240,510
Other assets	47,837	50,278

Total Assets	$2,204,440	$2,195,683

Liabilities and Stockholders’ Equity
Accounts payable	$15,135	$11,611
Accrued expenses	158,249	186,381
Deferred revenue	125,811	115,840

Total current liabilities	299,195	313,832

Convertible notes	650,000	650,000
Other long-term liabilities	15,946	15,353

Minority interest in WebMD Health Corp.	53,811	43,229

Convertible redeemable exchangeable preferred stock	98,650	98,533

Stockholders’ equity	1,086,838	1,074,736

Total Liabilities and Stockholders’ Equity	$2,204,440	$2,195,683

EMDEON CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands, unaudited)

	Six Months Ended
	June 30,
	2006	2005
Cash flows from operating activities:
Net income	$39,612	$26,015
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	38,309	34,045
Minority interest in WebMD Health Corp., net of tax	(793)	—
Amortization of debt issuance costs	1,461	1,333
Non-cash advertising	2,794	5,013
Non-cash stock-based compensation	25,562	2,367
Bad debt expense	1,645	3,722
Loss on investments	—	3,642
Loss on redemption of convertible debt	—	1,902
Reversal of income tax valuation allowance applied to goodwill	5,215	2,146
Changes in operating assets and liabilities:
Accounts receivable	(4,719)	(18,350)
Inventory	(179)	186
Prepaid expenses and other, net	(3,659)	1,655
Accounts payable	3,479	(5,881)
Accrued expenses and other long-term liabilities	222	(4,596)
Deferred revenue	6,272	9,501

Net cash provided by operating activities	115,221	62,700

Cash flows from investing activities:
Proceeds from maturities and sales of available-for-sale securities	398,870	190,673
Purchases of available-for-sale securities	(426,470)	(94,350)
Purchases of property and equipment	(28,971)	(38,717)
Proceeds received from sale of property and equipment	—	400
Cash paid in business combinations, net of cash acquired	(84,846)	(74,110)

Net cash used in investing activities	(141,417)	(16,104)

Cash flows from financing activities:
Proceeds from issuance of common stock	30,433	31,437
Purchases of treasury stock	(71,843)	—
Redemption of convertible debt	—	(86,694)
Payments of notes payable and other	(173)	(304)

Net cash used in financing activities	(41,583)	(55,561)

Effect of exchange rates on cash	479	(1,124)

Net decrease in cash and cash equivalents	(67,300)	(10,089)
Cash and cash equivalents at beginning of period	159,510	46,019

Cash and cash equivalents at end of period	$92,210	$35,930